Exhibit 5.1

lawyers@saul.com www.saul.com
November 17, 2006
American Financial Realty Trust
610 Old York Road
Jenkintown, PA 19046

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103

Re:	American Financial Realty Trust Registration Statement on Form S-3
Ladies and Gentlemen:
      We have acted as Maryland counsel to American Financial Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of an indeterminate number of common shares comprised of certain shares proposed to be issued upon conversion of units of limited partnership interest in First States Group, L.P. (the “Partnership”) and certain shares issued and outstanding and owned by Selling Shareholders (collectively, the “Shares”) proposed to be offered for resale from time to time, together or separately, under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the “S-3 Registration Statement”), the Prospectus (as defined below) and one or more supplements to the Prospectus.
      As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):
      (i) The S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”);
      (ii) The prospectus contained in the S-3 Registration Statement (the “Prospectus”);
      Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

American Financial Realty Trust
Morgan, Lewis & Bockius LLP
November 17, 2006

      (iii) a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated November 14, 2006;
      (iv) a certified copy of the Amended and Restated Declaration of Trust of the Company dated September 5, 2002, as amended on October 22, 2003 (the “Declaration of Trust”);
      (v) a certified copy of the Bylaws of the Company (the “Bylaws”);
      (vi) resolutions adopted by the Board of Trustees of the Company dated October 26, 2006;
      (vii) a Certificate of the Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the incumbency of the officers of the Company, the resolutions of the Company’s trustees approving the filing of the Registration Statement, and other matters that we have deemed necessary and appropriate; and
      (viii) such other documents as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.
      In reaching the opinions set forth below, we have assumed:
      (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;
      (b) the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;
      (c) that the Partnership is a limited partnership validly existing and in good standing under the laws of its state of formation, and that all Partnership securities convertible or exchangeable into Company securities have been duly authorized and are validly issued, fully paid and non-assessable;
      (d) there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares, including without limitation, any Shares that may be issued upon conversion or exchange of any Company or Partnership securities;
      (e) that at the time of delivery of the Shares, all contemplated additional actions shall have been taken and the authorization of the Shares will have been approved and will not have been modified or rescinded;

American Financial Realty Trust
Morgan, Lewis & Bockius LLP
November 17, 2006

      (f) that the issuance and delivery of the Shares will not violate any applicable law or result in a violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;
      (g) that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of Shares of the Company as contemplated by each of the S-3 Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus and any applicable definitive purchase, underwriting or similar agreement is not less than the par value per share; and
      (h) that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of any common shares of the Company to effect an issuance of Shares, and any other contemporaneously issued or reserved common shares, together with the number of common shares and preferred shares then previously issued and outstanding and the number of common shares and preferred shares then previously reserved for issuance upon the conversion or exchange of other securities issued by the Company or the Partnership, does not exceed the number of then-authorized shares of the Company.
      As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Sonya Huffman, as Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.
      Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:
      1. The Company is a real estate investment trust duly formed, validly existing, and in good standing under the laws of the State of Maryland.
      2. When and if (a) the Company has taken all necessary action to authorize and approve the issuance of any Shares (b) the definitive terms of any offering of Shares have been duly established, in accordance with resolutions of the trustees of the Company authorizing the issuance and sale of the Shares and (c) the Shares so offered have been duly issued or delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, those Shares will be duly authorized, validly issued, fully paid and nonassessable.
      In addition to the qualifications set forth above, the opinions set forth are also subject to the following general qualifications:

American Financial Realty Trust
Morgan, Lewis & Bockius LLP
November 17, 2006

      (i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.
      (ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.
      (iii) We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.
      The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.
      We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours, SAUL EWING LLP